Exhibit 99 (l) (Item 27(l)) – Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Experts” and “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, each dated May 1, 2025, and each incorporated by reference in this Post-Effective Amendment No. 65 to the Registration Statement (Form N-4, File No. 033-59261) of Separate Account B of Venerable Insurance and Annuity Company (the "Registration Statement").

We also consent to the use of our reports (1) dated March 28, 2025, with respect to the statutory-basis financial statements and supplemental schedules of Venerable Insurance and Annuity Company and (2) dated March 28, 2025, with respect to the financial statements of each of the subaccounts within Separate Account B of Venerable Insurance and Annuity Company, for the year ended December 31, 2024, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 19, 2025